UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Park Avenue, 29th Floor New York, New York	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXLS	NASDAQ

Item 8.01	Other Events.

As previously reported, due to the uncertainty caused by the COVID-19 pandemic, in May 2020 the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ExlService Holdings, Inc. (the “Company”) temporarily reduced the base salaries of certain of the Company’s employees, including its named executive officers, and the Board temporarily reduced the cash retainers for the Company’s non-employee directors, in each case, for a period of six months (i.e. until October 31, 2020) subject to adjustment or reversal by the Committee or the Board, as applicable. Effective September 1, 2020, the Compensation Committee has approved the restoration of base salaries to their pre-reduction levels; and the Board has approved the restoration of non-employee director cash retainers to their pre-reduction levels. The restoration of base salaries and director cash retainers take effect two months earlier than originally expected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: August 21, 2020	By:	/s/ Ajay Ayyappan
	Name:	Ajay Ayyappan
	Title:	General Counsel and Corporate Secretary